SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No  )

Filed by the registrant /x/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Section 240.4a-12 or   Section 240.14a-12

           HARNISCHFEGER INDUSTRIES, INC.
  (Name of Registrant as Specified in its Charter)


-----------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------

     (2)  Aggregate number of securities to which
          transactions applies:

     -------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------

     (5)  Total fee paid:

     -------------------------------------------------

/ /  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                              -------------------
     2)   Form, Schedule or Registration Statement No.:
          -------------------------------------------

     3)   Filing Party:
                     ------------------------------

     4)   Date Filed:
                    -------------------------------

HARNISCHFEGER INDUSTRIES, INC.



























                         Notice of 1999
                         Annual Meeting of
                         Stockholders and
                         Proxy Statement

CONTENTS




NOTICE OF ANNUAL MEETING


PROXY STATEMENT

     INTRODUCTION                                  1

     PRINCIPAL STOCKHOLDERS; STOCK OWNERSHIP
     OF EXECUTIVE OFFICERS AND DIRECTORS           2

     ELECTION OF DIRECTORS                         5

     CONTINUING DIRECTORS                          7

     BOARD MEETINGS AND BOARD COMMITTEES          10

     COMPENSATION OF DIRECTORS                    12

     EMPLOYMENT CONTRACTS AND TERMINATION OF
          EMPLOYMENT AND CHANGE-IN-CONTROL
          ARRANGEMENTS; TRANSACTIONS WITH
          MANAGEMENT                              13

     SUMMARY COMPENSATION TABLE                   14

     HUMAN RESOURCES COMMITTEE REPORT ON
          EXECUTIVE COMPENSATION                  16

     PERFORMANCE GRAPH                            20

     PENSION PLAN TABLE                           21

     OPTION GRANTS                                22

     OPTION EXERCISES AND FISCAL YEAR-END VALUES  23

     LONG-TERM INCENTIVE COMPENSATION             24

     OTHER INFORMATION                            25

HARNISCHFEGER INDUSTRIES, INC.




HARNISCHFEGER INDUSTRIES, INC.
P.O. Box 554
Milwaukee, WI 53201-0554


NOTICE OF ANNUAL MEETING


The annual meeting of stockholders of Harnischfeger
Industries, Inc. will be held at the Sheraton El
Conquistador, 10000 N. Oracle Road, Tucson, Arizona, on
Tuesday, February 23, 1999 at 8:00 a.m. for the following purposes:

1. To elect four persons to the corporation's Board of Directors; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.


Stockholders of record at the close of business on January 7, 1999 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. A list of stockholders entitled to vote will be available at the Sheraton El Conquistador at least ten days prior to the meeting and may be inspected by any stockholder for any purpose germaine to the meeting during usual business hours.

Whether or not you plan to attend the meeting, we urge you to mark, date and sign the enclosed proxy card and return it promptly so that your shares will be voted at the meeting in accordance with your instructions.

          By order of the Board of Directors,


          JAMES A. CHOKEY
          Secretary

          January 20, 1999



PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN
THE ENCLOSED ENVELOPE.

PROXY STATEMENT


INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harnischfeger Industries, Inc. for use at the 1999 annual meeting of stockholders to be held on Tuesday, February 23, 1999 and at any adjournment or postponement of the annual meeting. The proxy statement, proxy card and annual report are being mailed to stockholders on or about January 20, 1999.

Proxies

Properly signed and dated proxies received by the corporation's Secretary prior to or at the annual meeting will be voted as instructed on the proxies or, in the absence of such instruction, (a) FOR the election to the Board of Directors of the persons nominated by the Board and
(b) in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting.

Any proxy may be revoked by the person executing it for any reason at any time before the polls close at the meeting by filing with the corporation's Secretary a written revocation or duly executed form of proxy bearing a later date or by voting in person at the meeting. The Board of Directors has appointed an officer of Boston EquiServe, transfer agent for the corporation, to act as an independent inspector at the annual meeting.

If a stockholder is a participant in a Harnischfeger Industries, Inc. Employees' Savings Plan (a "401(k) Plan"), the proxy also serves as voting instructions with respect to shares allocated to the stockholder's 401(k) Plan account. If voting instructions on a proposal are not received for shares in the 401(k) Plan at least five days prior to the meeting, those shares will be voted in the same proportion as the proportion of instructed votes for the 401(k) Plan.


Record Date, Voting and Shares Outstanding

Stockholders of record of the corporation's common stock, $1 par value per share (the "Common Stock"), at the close of business on January 7, 1999 (the "Record Date") are entitled to vote on all matters presented at the annual meeting. As of the Record Date, 47,349,089 shares of Common Stock were outstanding and entitled to vote at the annual meeting. Each share is entitled to one vote.

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Under the corporation's bylaws, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter is required for the election of directors. The independent inspector will count the votes. Abstentions are considered as shares represented and entitled to vote; therefore, abstentions are counted for purposes of the quorum determination but are not counted as votes cast on a given matter, having the effect of a negative vote.
Broker or nominee "non-votes" on a matter will not be considered as shares entitled to vote on that matter and therefore will not be counted by the inspector in calculating the number of shares represented and entitled to vote on that matter. Such non-votes are, however, counted toward the quorum requirement.

If less than a majority of the outstanding shares of Common
Stock are represented at the meeting, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice.

PRINCIPAL STOCKHOLDERS; STOCK OWNERSHIP OF EXECUTIVE
OFFICERS AND DIRECTORS

The following table lists the beneficial ownership of Common Stock as of January 7, 1999 by any person known to the corporation to own beneficially more than 5% of its Common Stock, each of the executive officers named in the Summary Compensation Table, and the corporation's executive officers and directors as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. All shares beneficially owned by the directors under the Directors Stock Compensation Plan are voted by the trustee of the corporation's Deferred Compensation Trust as directed by the corporation's Management Policy Committee.

---------------------------------------------------------------
Name and Address                   Shares         Percent
of Beneficial Owner                Owned          of Class(1)
---------------------------------------------------------------


Trimark Financial Corporation      5,000,300(2)   10.27%
One First Canadian Place
Suite 5600, P.O. Box 487
Toronto, Ontario
Canada M5X 1E5

Brinson Partners, Inc.             4,609,548(3)    9.47%
209 South LaSalle
Chicago, Illinois 60604-1295

Trinity I Fund, L.P.               4,325,250(4)    8.88%
201 Main Street, Suite 3200
Fort Worth, Texas 76102

Morgan Stanley, Dean Witter,
Discover & Co.                     4,261,530(5)    8.75%
1585 Broadway
New York, New York 10036

Pilgrim Baxter & Associates, Ltd.  2,628,478(6)    5.40%
825 Duportail Road
Wayne, Pennsylvania 19087-5525

Jeffery T. Grade                     684,403(7)    1.41%

John Nils Hanson                     193,644(8)    0.40%

Francis M. Corby, Jr.                359,203(9)    0.74%

Mark E. Readinger                    16,745(10)    0.03%

James A. Chokey                      17,922(11)    0.04%

All executive officers and
directors as a group
(19 persons)                       1,426,290(12)   2.92%

---------------------------------------------------------------

Notes:

(1) Based on 47,349,089 shares of Common Stock outstanding and 1,334,827 shares which are subject to options currently exercisable or options which will become exercisable within sixty days of January 7, 1999.

(2) Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on October 3,
     1997 by Trimark Financial Corporation.

(3) Based on information contained in a Schedule 13G, amendment no. 1, filed with the Securities Exchange
     Commission on February 11, 1998 by Brinson Partners,
     Inc. ("Brinson"). Brinson, an investment adviser registered under Section 203 of the Investment
     Advisors Act of 1940, reported shared voting power and shared dispositive power as to these shares. The report was also filed on behalf of Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank
     Corporation.

(4) Based on information contained in a Schedule 13D, amendment no. 3, filed with the Securities Exchange
     Commission on October 13, 1998 by Trinity I Fund, L.P.

(5) Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on February
     11, 1998 by Morgan Stanley, Dean Witter, Discover &
     Co. and its wholly-owned subsidiary, Miller, Anderson
     & Sherrerd, LLP, investment advisers registered under
     Section 203 of the Investment Advisors Act of 1940.
     Morgan Stanley, Dean Witter, Discover & Co. reported shared voting power as to 3,745,331 shares and shared dispositive power as to 4,261,530 shares. Miller, Anderson & Sherrerd, LLP reported shared voting power as to 3,515,200 shares and shared dispositive power as to 4,004,500 shares.

(6) Based on information contained in a Schedule 13G filed with the Securities Exchange Commission on February
     12, 1998 by Pilgrim Baxter & Associates, Ltd.
     ("Pilgrim"). Pilgrim reported shared voting power as to these shares.

(7) Includes 327,863 shares Mr. Grade has a right to acquire upon exercise of stock options, 950 shares beneficially owned under the Profit Sharing Plan and 105,205 shares Mr. Grade has agreed not to sell as long as he remains employed by the corporation.

(8) Includes 53,807 shares Mr. Hanson has a right to acquire upon exercise of stock options.

(9) Includes 197,910 shares Mr. Corby has a right to acquire upon exercise of stock options, 950 shares beneficially owned under the Profit Sharing Plans, 46 shares owned under the 401(k) Plan and 52,550 shares
     Mr. Corby has agreed not to sell as long as he remains employed by the corporation. Also includes 10,200 shares owned by Mr. Corby's three sons.

(10) Shares Mr. Readinger has a right to acquire upon exercise of stock options.

(11) Includes 10,004 shares Mr. Chokey has a right to acquire upon exercise of stock options.

(12) Includes the following shares held by executive
     officers who are not named in the table:  63,675
     shares which three executive officers have a right to
     acquire upon exercise of stock options, 2,488 shares
     beneficially owned by three executive officers under
     the Profit Sharing Plan, 110 shares beneficially owned
     by one executive officer under the 401(k) Plan, and
     400 shares held by the wife of an executive officer as
     custodian for their minor children.   Also includes
     12,435 shares for Mr. Ralph C. Joynes, 11,435 of which are beneficially owned under the Directors' Stock
     Compensation Plan. Mr. Joynes is retiring as a director as of the date of the 1999 annual meeting.

See the Notes under the headings "Election of Directors" and "Continuing Directors" on pages 6 and 9 for additional information on beneficial ownership of Common Stock by directors.

ELECTION OF DIRECTORS

The following table shows certain information (including principal occupation, business experience and beneficial ownership of the corporation's Common Stock as of January 7,
1999) for each of the individuals nominated by the Board of Directors for election at the 1999 annual meeting. All of the nominees are presently directors whose terms expire in 1999 and who are nominated to serve terms ending at the annual meeting in 2002. If for any unforeseen reason any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board.

-------------------------------------------------------------------------------------
                                                         Director  Proposed  Shares
                                                          Since      Term    Owned(1)
--------------------------------------------------------------------------------------

Robert M. Gerrity   Chairman and Chief Executive           1994      2002      3,747(2)
                    Officer of Antrim Group Inc.,
                    a technology corporation, since
                    December, 1996.  Director and
                    former President and Chief
                    Executive Officer of Ford New
                    Holland, now New Holland n.v.,
                    a London-based agricultural
                    and industrial equipment
                    manufacturer. Director,
                    Libralter Engineered
                    Systems, Rubbermaid, Inc.
                    and Standard Motor Products,
                    Inc.  Age 61.

Jeffery T. Grade    Chairman and Chief Executive           1983      2002      684,403(3)
                    Officer since 1993.  President
                    and Chief Executive Officer
                    from 1992 to 1993. President
                    and Chief Operating Officer from
                    1986 to 1992. Senior Vice
                    President and Chief Financial
                    Officer from 1983 to 1986.
                    Director, Case Corporation and
                    LG&E Energy Corp.  Age 55.

L. Donald LaTorre   President of L & G Management          1997      2002      3,971(4)
                    Consultants, Inc., since 1997.
                    Retired director of Engelhard
                    Corporation, a world-leading
                    provider of environmental
                    technologies, specialty
                    chemical products, engineered
                    materials and related services,
                    since 1997.  President and
                    Chief Operating Officer from
                    1995 to 1997.  Senior Vice
                    President and Chief Operating
                    Officer from 1990 to 1995.
                    Trustee, Bloomfield College;
                    Chairman and director, Mercer
                    University School of Engineering
                    Board.  Age 61.


Election of Directors (continued)

Leonard E. Redon    Director, Rochester Area          1997      2002      3,060(5)
                    Operations, and Vice President
                    of Eastman Kodak Company,
                    a company engaged worldwide in
                    developing, manufacturing and
                    marketing consumer and
                    commercial imaging products,
                    since 1997.  President and
                    Chief Executive Officer
                    of Qualex, Inc., the world's
                    largest wholesale photoprocessor,
                    in 1997.  Vice President of
                    Eastman Kodak Company and
                    President, Customer Equipment
                    Services Division of Eastman
                    Kodak, 1995 to 1997.  General
                    Manager and Vice President of
                    Government and Education Markets
                    from 1994 to 1995.  General
                    Manager and Vice President of
                    Market Development,  U.S. and
                    Canada, from 1991 to 1994.  Age 47.

------------------------------------------------------------------------------

Notes

(1) Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. None of the nominees beneficially owned 1% or more of the corporation's Common Stock except Mr.
     Grade who beneficially owned 1.41%.

(2) Includes 2,747 shares beneficially owned under the Directors Stock Compensation Plan.

(3)  See note 7 on page 3.

(4) Includes 2,971 shares beneficially owned under the Directors Stock Compensation Plan.

(5)  Shares beneficially owned under the Directors Stock
     Compensation Plan.

CONTINUING DIRECTORS

The following table shows certain information for directors whose terms continue after the 1999 annual meeting, including principal occupation, experience and beneficial ownership of the corporation's Common Stock as of January 7, 1999.

-------------------------------------------------------------------------------------
                                                        Director    Current   Shares
                                                         Since      Term      Owned(1)
--------------------------------------------------------------------------------------

Donna M. Alvarado   Principal of Aguila International,     1992      2000      5,692(2)
                    an international business development
                    consulting firm, since 1994.
                    President and Chief Executive
                    Officer of Quest International, a
                    non-profit educational organization,
                    from 1989 to 1994. Director, Park
                    National Bank.  Age 50.

Harry L. Davis      Professor of Creative Management       1987      2000      13,835(3)
                    at the University of Chicago since
                    1994.  Professor of Marketing from
                    1963 to 1994.  Deputy Dean of the
                    Graduate School of Business at the
                    University of Chicago from 1983 to
                    1993.  Director, Golden Rule
                    Insurance Company and Peter
                    Martin Associates.  Age 61.

John Nils Hanson    Vice Chairman, President and Chief     1996      2000      193,644(4)
                    Operating Officer since 1998.
                    President and Chief Operating
                    Officer from 1996 to 1998.
                    Executive Vice President and Chief
                    Operating Officer from 1995 to 1996.
                    President and Chief Executive
                    Officer of Joy Technologies Inc.
                    from 1994 to 1995.  President,
                    Chief Operating Officer and
                    director of Joy from 1993 to 1994.
                    Director, Arrow Electronics.  Age 56.

Stephen M. Peck     Maintains an office at Gilder,         1998      2000      None
                    Gagnon, Howe &  Co. since 1988.
                    General Partner at SMP Associates,
                    L.P., an investment partnership,
                    since 1989.  Director, Greyhound
                    Lines Inc., and Chairman of the
                    Mount Sinai-NYU Medical  Center and
                    Health System.  Age 63.

Larry D. Brady      President of FMC Corporation, a        1995      2001      5,693(5)
                    world leader in production of
                    chemicals and machinery for
                    industry, government

Continuing Directors (continued)

                    and agriculture, since 1993.
                    Director of FMC Corporation
                    since 1989.  Director, National
                    Merit Scholarship   Foundation,
                    National Association of
                    Manufacturers and Tenneco Inc.
                    Age 56.

Francis M. Corby, Jr.Executive Vice President,             1996      2001      359,203(6)
                    Finance and Administration
                    since 1995.  Senior Vice
                    President, Finance and Chief
                    Financial Officer from 1986 to
                    1995.  Age 54.

John D. Correnti    President, Chief Executive             1994      2001      5,044(3)
                    Officer and director of Nucor
                    Corporation, a major steel
                    producer, since 1996.
                    President, Chief Operating
                    Officer and director of
                    Nucor from 1991 to 1995.
                    Director, CEM Corporation and
                    Navistar International
                    Corporation.  Age 51.

Robert B. Hoffman   Vice Chairman of Monsanto              1994      2001      4,073(7)
                    Company, a diversified company
                    in agriculture, pharmaceuticals
                    and food products, since 1998.
                    Vice Chairman and Chief
                    Financial Officer from 1997 to 1998.
                    Senior Vice President and Chief
                    Financial Officer from 1994 to 1997.
                    Vice President-International of FMC
                    Corporation from 1990 to 1994.
                    Director, Kemper Group of Mutual
                    Funds.  Age 62.

 Jean-Pierre Labruyere   Chairman and Chief Executive      1994      2001      6,911(3)
                    since 1972 of Labruyere, Eberle
                    S.A., a financial holding company
                    based in France with global interests
                    in many business areas including food
                    distribution, laser printing,
                    electronic archiving and wine production.
                    Director, Promodes S.A.,  Algeco S.A.
                    and Martin Maurel Bank - Banque de
                    France Adviser.  Age 61.
______________________________________________________________________________


Notes

(1) Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. None of the continuing directors beneficially owned 1% or more of the corporation's Common Stock.

(2) Includes 5,192 shares beneficially owned under the Directors Stock Compensation Plan.

(3)  Shares beneficially owned under the Directors Stock
     Compensation Plan.

(4)  See note 8 on page 3.

(5) Includes 500 shares held jointly with his wife and 5,193 shares beneficially owned under the Directors
     Stock Compensation Plan.

(6)  See note 9 on page 3.

(7) Includes 3,073 shares beneficially owned under the Directors Stock Compensation Plan.

BOARD MEETINGS AND BOARD COMMITTEES

The Board of Directors held nine meetings during fiscal 1998. All directors attended at least 75% of the total number of meetings of the Board and committees of which they were members except Mr. Labruyere who attended 73% of the meetings of the Board and committees of which he was a member.

BOARD COMMITTEES

The Board has Audit, Corporate Governance, Human Resources,
Finance and Strategic Planning, Pension and Executive
Committees. All committees consist entirely of outside directors except the Executive Committee which is chaired by Mr. Grade.

Audit Committee

Current members of the Audit Committee are Robert B. Hoffman (Chair), Larry D. Brady, John D. Correnti, Jean-Pierre Labruyere and Leonard E. Redon. The functions of the Audit Committee are to: (i) recommend for appointment independent auditors for the corporation, (ii) review and approve the scope of the annual audit and proposed budget for audit fees, (iii) review the results of the annual audit with the independent auditors, (iv) review the auditors' management letters with the independent auditors and engage in appropriate follow-up with the corporate staff, (v) determine that appropriate action is taken if any irregularities are uncovered, (vi) review with the independent auditors the corporation's internal controls,
(vii) review the activities of the internal auditors, and
(viii) report to the Board on the activities and findings of the Audit Committee and make recommendations to the Board based on such findings. The Audit Committee met four times during fiscal 1998.

Corporate Governance Committee

Current members of the Corporate Governance Committee are L. Donald LaTorre (Chair), Donna M. Alvarado, Robert M. Gerrity, Stephen M. Peck and Leonard E. Redon. The functions of the Corporate Governance Committee are to: (i) periodically review the policies and practices of the Board; (ii) report to the Board on director compensation;
(iii) assess the performance of the Board and the performance of individual directors; (iv) review and present to the Board for its consideration recommendations for nominations to fill expiring terms, vacancies or additions to the Board; (v) review stockholder proposals and proposals to amend the Articles of Incorporation or the bylaws of the corporation and recommend to the Board appropriate action and (vi) review issues relevant to the Board's oversight responsibilities. The Corporate Governance Committee was formed in fiscal 1998 and met once during the fiscal year.

Stockholders who wish to recommend persons to become directors of the corporation should direct their recommendations to the Corporate Governance Committee in care of the corporation.

Human Resources Committee

Current members of the Human Resources Committee are Harry
L. Davis (Chair), Donna M.Alvarado, Larry D. Brady, John D. Correnti and Robert M. Gerrity. The functions of the Human Resources Committee are to: (i) periodically review and approve the compensation structure for the corporation's key executives, including salary rates, participation in any incentive bonus plan, fringe benefits, non-cash perquisites and all other forms of compensation, (ii) administer the corporation's stock option and stock-based compensation plans, and (iii) periodically review the executive staffing of the corporation and make recommendations to the Board as
appropriate.   The Human Resources Committee met eight times
during fiscal 1998.

Finance and Strategic Planning Committee

Current members of the Finance and Strategic Planning Committee are Larry D. Brady (Chair), Harry L. Davis, Robert
M. Gerrity, Robert B. Hoffman and L. Donald LaTorre. The functions of the Finance and Strategic Planning Committee are to: (i) periodically review with management of the corporation the financial structure of the corporation and the appropriateness of such structure given the short-term and long-term goals of the corporation, (ii) review specific financial proposals of management which require Board approval and make recommendations to the Board as appropriate, (iii) review with management the strategic plans of management for the corporation and (iv) review specific recommendations of management relating to acquisitions, divestitures and other strategic activities requiring approval of the Board and make recommendations to the Board as appropriate. The Finance and Strategic Planning Committee met once during fiscal 1998.

Pension Committee

Current members of the Pension Committee are Donna M. Alvarado (Chair), Jean-Pierre Labruyere, L. Donald LaTorre, Stephen M. Peck and Leonard E. Redon. The functions of the Pension Committee are to: (i) periodically review the investment policy of the corporation's Pension and Investment Committee, (ii) periodically review the actions and performance of the Pension and Investment Committee and any other administrative committees for retirement plans and trusts for which the corporation sponsors or may hereafter sponsor (a "Plan" or "Trust"), including the implementation by such committees of the investment policy, (iii) make recommendations to the Board regarding the membership of the Pension and Investment Committee, (iv) review the need for the establishment of any new Plan or Trust, the termination of any existing Plan or Trust and the adoption of any amendment to any single Plan that would result in an increase in current Plan liabilities in excess of $5 million and (v) report to the Board on the activities and findings of the Pension Committee and make recommendations to the Board based on those findings. The Pension Committee met twice during fiscal 1998.

Executive Committee

Current members of the Executive Committee are Jeffery
T. Grade (Chair), Donna M. Alvarado, Larry D. Brady, John D. Correnti, Harry L. Davis and Robert B. Hoffman. The function of the Executive Committee is to act upon a matter when it determines that prompt action is in the best interest of the corporation and it is not possible to call a meeting of the full Board. The Executive Committee did not meet during fiscal 1998.

COMPENSATION OF DIRECTORS

Directors who are not officers or employees of the corporation receive an annual retainer fee of $22,600 and a fee of $1,250 for each Board and Board committee meeting attended. Committee chairs receive $1,500 for each committee meeting attended. Directors who are officers of the corporation earn no additional remuneration for their services as directors.

The corporation has a Directors Stock Compensation Plan under which non-employee directors are allowed to elect to defer up to 100% of their fees by converting their fees into Common Stock to be held in trust until termination of their status as directors.

The corporation also has an incentive compensation plan for outside directors based on the same Economic Value Added ("EVA (reg. TM)") performance targets used for the corporation's Executive Incentive Plan. Under the plan, non-employee directors are eligible to earn annual incentive compensation awards in addition to annual retainer and meeting fees. Incentive compensation is determined by multiplying $25,000 by a figure which represents the EVA performance of the corporation in a given year expressed as a percentage of the EVA performance target for that year. Incentive compensation awards are converted into shares of Common Stock under the Directors Stock Compensation Plan and held in trust until the director's status as a director terminates.

In October 1997, the Board established a long-term compensation plan for outside directors designed to reward directors if the corporation's Common Stock achieves certain high performance targets over a five year period. Under the plan, awards of up to 6,000 shares of Common Stock may be made to each non-employee director upon achievement of pre-established stock price improvement factors. The base stock price was set at $40.87 per share. A portion of the shares will be awarded if the stock price increases by 30% over the base price within three years and all the shares will be awarded if the stock price increases 50% within three years or 70% within five years. If target prices are not met, none of the shares will be awarded. Any shares that are awarded will be held in trust until the director's status as a director terminates.


EVA is a registered trademark of Stern Stewart & Company

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts between the corporation and any of its executive officers.

The Executive Incentive Plan and the Supplemental Retirement and Stock Funding Plan provide for the distribution of accrued benefits following termination of a participant's employment with the corporation.

These plans also provide that, in the event of a change of control of the corporation, the corporation will make cash payments to participants equal to the number of shares of Common Stock then allocated to such participants' accounts times the highest per-share price actually paid in connection with such change of control. The 1996 Stock
Incentive Plan provides that, upon a change of control, all outstanding option grants become exercisable. All existing options under the 1988 Incentive Stock Plan become exercisable upon a change of control.

The Long-Term Compensation Plan for Key Executives was amended in 1998 to provide payments to the eleven executives covered by the plan in the event that prior to November 1, 2001 there was a change of control of the corporation or a termination of employment of any of the executives. In the event of a change of control, payments would vary depending on the highest reported sales price of the Common Stock during the sixty day period prior to and including the date
of the change of control.   At a change of control price of
$25 per share or less, the payment would be fifty percent of the total share award an executive could be awarded under the plan times $25. At change of control prices greater than $25 per share, payments would be greater.

In the case of a termination of employment, payments would equal the number of shares earned by the executive under the plan prior to the termination of employment multiplied by the market price of the Common Stock on the date of the
employment termination.   In the event of a termination of
employment by retirement, the number of shares earned by the executive under the plan will be calculated through the retirement date. In the event of a voluntary termination of employment, the number of shares earned by the executive under the plan will be calculated as of the end of the previous fiscal year. In the event of an involuntary or constructive termination of employment without cause, the minimum award will be fifty percent of the total share award such executive could be awarded under the plan and the payment will be calculated at the higher of $25 per share or the market price. The following numbers of shares, plus a number of shares reflecting the reinvestment of dividends from September 8, 1997 on such shares, is the total share award each of the executives named in the Compensation Table could be awarded under the plan: Jeffery T. Grade, 250,000 shares; John Nils Hanson, 200,000 shares; Francis M. Corby, Jr., 175,000 shares; Mark E. Readinger, 100,000 shares; James A. Chokey, 125,000 shares.

TRANSACTIONS WITH MANAGEMENT

Prior to the acquisition of Joy Technologies Inc.
("JTI") by the corporation, JTI lent Mr. Hanson
$240,000 in connection with a program in which JTI lent executives money to encourage them to purchase and own JTI stock. The corporation succeeded to the loan as a result of the JTI acquisition. The loan matured in 1997 and was extended by the corporation in 1997 and 1998 for one-year periods. Mr. Hanson pays interest on the balance at the annual rate of 6.22%. The corporation holds 10,000 shares of Common Stock as collateral for repayment of the loan.

SUMMARY COMPENSATION TABLE

The following table shows compensation awarded to, earned by or paid to the corporation's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1998 for services rendered to the corporation and its subsidiaries during fiscal 1998, 1997 and 1996.


                                                           Long-Term
                    Annual Compensation                   Compensation
                                                  Awards                 Payouts
                                                                   Secu-
                                             Other                rities                 All
     Name                                   Annual   Restricted   Under-                Other
     and                                    Compen-    Stock      lying       LTIP     Compen-
Principal Position   Year   Salary  Bonus   sation    Award(s)    Options    Payouts   sation
                             ($)     ($)      ($)        ($)       /SARS       ($)       ($)
                                     (1)      (1)        (2)        (#)        (3)     (1)(4)
-----------------------------------------------------------------------------------------------

Jeffery T. Grade       1998  700,008   -      126,856(5)    -    261,863(10)    -       8,550
Chairman and           1997  660,000   -      406,393       -        -       246,011  686,052
Chief Executive        1996  600,000   -      390,183       -     42,000     253,998  750,102
Officer

John Nils Hanson       1998  462,900   -        43,716(6)    -    12,616)10)    -       8,550
Vice Chairman,         1997  432,600  260,973  122,699       -       -        47,755  233,894
President and Chief    1996  381,691  253,750  104,295       -    31,000      22,683  244,232
Operating Officer

Francis M. Corby,Jr.   1998  371,004    -       73,316(7)    -   131,660        -       5,472
Executive Vice         1997  350,004    -      239,391       -       -       131,544  367,996
President for          1996  324,000    -      242,694       -    26,000     129,288  409,794
Finance and
Administration

Mark E. Readinger(11)  1998  329,010    -       50,000(8)    -       -          -       1,827
Senior Vice            1997  259,885  175,220    1,031       -       -          -       3,983
President and
President
Beloit Corporation

James A. Chokey(11)     1998  254,400   -      136,229(9)    -     6,004(10)    -        6,102
Executive Vice          1997  213,336 109,441   36,480       -        -         -      114,613
President, Secretary
and General Counsel



Notes

 (1) Participants in the Executive Incentive Plan may elect to defer up to 100% of their cash bonuses by converting them into Common Stock at a 25% discount from the price of the Common Stock on a date selected by the Human Resources Committee near the beginning of the fiscal year. All such stock is held in the corporation's Deferred Compensation Trust and may not be withdrawn by a participant as long as the participant remains an employee of the corporation.
     All of the named executive officers elected to convert 100% of their cash bonuses into Common Stock under this plan in each of the last three fiscal years except Mr. Hanson who elected to convert 50% of his 1996 and 1997 cash bonuses into Common Stock under the plan, Mr. Chokey who elected to convert 50% of his 1997 cash bonus into Common Stock under the Plan, and Mr. Readinger who elected to receive his 1997 bonus in cash. The Executive Incentive Plan also provides that dividends on shares held in participants' accounts are reinvested in Common Stock at a 25% discount from market prices. The dollar values of the differences between (i) the bonus amount converted and the market value of the shares purchased and (ii) the dollar amounts attributable to the discount upon the reinvestment of dividends are included in the "Other Annual Compensation" column.
     The dollar value of the bonus amounts that have been converted into stock and deferred are reported in the "LTIP Payouts" and "All Other Compensation" columns.

 (2) No restricted Common Stock is outstanding.

 (3) Represents the portion of the bonus earned, if any, that resulted from bonuses that were "banked" in prior years under the EVA Bonus Program described on page 24.

 (4) Amounts for fiscal 1998 represent group term life insurance premiums paid by the corporation for the benefit of the executives.

 (5) Includes $33,156 representing dollar amounts attributable to the discount upon reinvestment of dividends on Common Stock held under the Executive
     Incentive Plan and $63,177 related to automobile expenses.

 (6) Includes $31,133 related to automobile expenses.

 (7) Includes $39,301 related to automobile expenses.

 (8) Represents payment made to Mr. Readinger in connection with his transfer to Beloit Corporation.

 (9) Includes $50,150 related to automobile expenses and $83,420 related to country club expenses and initial membership fees.

(10) All options granted in 1998 equal the number of shares withheld for tax purposes in connection with the distribution in 1998 of shares from the corporation's grantor trust as result of accounting rule changes in 1998.

(11) Information for Mr. Readinger and Mr. Chokey covers fiscal 1998 and fiscal 1997, the year each became an executive officer of the corporation.

HUMAN RESOURCES COMMITTEE
REPORT ON EXECUTIVE
COMPENSATION

The Human Resources Committee met eight times during the fiscal year. The Committee Chairperson also discussed compensation and organizational development issues with senior management of the corporation throughout the year.

Difficult market conditions for the corporation's businesses, management changes at Beloit Corporation and Joy Mining Machinery, uncertainties surrounding the potential separation of the corporation's core businesses and historically low prices for the corporation's Common
Stock caused the Committee to take steps to make sure that the corporation's compensation programs work appropriately.
As a result of operating losses for the year, no bonuses were earned for fiscal 1998. In addition, the members of the Management Policy Committee and the presidents of Beloit, Joy and P&H, the corporation's seven most senior executives, requested that they not receive base salary increases for the next fiscal year.

Committee members look at the performance of the corporation and its businesses and at contributions of individual executives in making decisions about executive compensation. Committee members also rely on their personal knowledge and experience as well as compensation survey data from a large number of comparable durable goods manufacturing companies.

The Committee is guided by the following fundamental considerations:

1.   The need to attract and retain competent management.

2. The desire to set pay levels which are competitive with levels being paid in similar businesses for comparable positions.

3. The intent to reward management for a balanced mix of long-term and short-term accomplishments.

4. The need to link executive pay levels to quantifiable benchmarks.

5.   The belief that base salaries should be conservative
     (50th percentile of comparable companies) but that incentive opportunities should allow for above average total compensation (75th percentile of comparable companies) if warranted by performance.

Cash Compensation


The Committee uses compensation survey data from comparable companies when determining the salary and incentive compensation components of cash compensation. Since 1994, the corporation's key employee incentive compensation
(bonus) plans have been based on the concept of Economic
Value Added ("EVA"). The EVA concept focuses on after-tax returns on invested capital. Managers are rewarded for adding and creating economic value in their respective businesses. Incentive compensation is linked to the difference between the corporation's weighted average cost of capital and corporate after-tax earnings.

If the EVA incentive plan produces bonuses in excess of 125% of the target in any year, two thirds of the excess amount is "banked" for credit toward incentive compensation in future years and may be forfeited if future performance targets are not achieved. More than 300 executives participated in EVA-based incentive plans in 1998 with targeted bonus opportunities ranging from 10% to 90% of base pay. Business losses sustained in 1998 resulted in no EVA bonuses for corporation employees for the year and the forfeiture of existing positive "banked" amounts from prior years.

For fiscal 1999, the Committee eliminated the large negative "banked" amounts that resulted from the losses in 1998 and set EVA targets designed to return the corporation to a break-even EVA within three years or less. The
Committee also amended the plan so that the stock price used to convert incentive compensation into shares of Common Stock under the stock-in-lieu-of-bonus feature of the plan will be the market price of the Common Stock on a day near the beginning of the fiscal year rather than at the end of the fiscal year.

Profit Sharing

The corporation has a Profit Sharing Plan that is also based on EVA principles. Most domestic salaried and non-bargaining unit hourly employees participate in this plan which pays a 3% cash bonus for attainment of a business unit's EVA target. For purposes of the plan, the maximum base pay which can be used for calculations is $100,000. Because EVA targets were not met, no profit sharing payments were made for 1998.

Stock-Based Compensation

The Committee administers a number of stock-based plans that are designed to encourage members of management to own stock in the corporation. The Committee believes that managers are more closely aligned with shareholder interests if they own significant amounts of the corporation's Common Stock.

Long-Term Compensation Plan for Key Executives

The Long-Term Compensation Plan for Key Executives was adopted in 1997 and modified in 1998. Under this plan, senior officers of the corporation agreed to forgo annual stock option grants during the life of the plan. As originally adopted, the plan provided that awards of up to an aggregate of 1,200,000 shares, plus a number of shares reflecting the reinvestment of dividends from September 8, 1997, would be made if the price of the corporation's
Common Stock reached specified levels.

At the time the plan was adopted, the Common Stock was trading at about $41 per share and the plan would have begun making awards at a per-share price of about $53.
The marked deterioration in market conditions for the corporation's businesses and the sharp drop in the corporation's Common Stock price since adoption of the plan nullified the long-term incentive compensation role of the plan. Accordingly, the Committee modified the plan in 1998 to restore its long-term incentive compensation role.

The performance measure in the plan was changed from the price of the corporation's Common Stock to "total business return", a performance measure the Committee believes provides a better "line of sight" to management performance. As amended, 10% of plan awards would be earned if total business return, calculated as net operating profit after tax (NOPAT) plus the net change in the value of the business (the amount by which the change in NOPAT divided by the cost of capital exceeds the change in capital), equals $388 million, 25% if it equals $520 million and 100% if it equals $1,179 million during the three years of the plan beginning November 1, 1998.

Taking into consideration extraordinarily difficult market conditions for the corporation's businesses, uncertainty surrounding the proposal early in the year to separate the corporation's businesses, and extremely low prices for the corporation's Common Stock, the Committee also amended the plan to provide change of control and executive severance benefits. In making these changes, the Committee also considered the fact that the corporation did not have conventional change of control arrangements or executive severance contracts.

Stock in Lieu of Bonus

Under the Executive Incentive Plan, selected participants in the corporation's EVA-based bonus program may elect to receive all or a part of their incentive compensation in stock in lieu of cash payments. This plan encourages approximately sixty members of senior management to convert up to 100% of their cash bonuses into shares of the corporation's Common Stock. As both an inducement and due to restrictions placed on the sale of the stock, the plan allows executives to convert their bonuses into stock at a 25% discount. The stock is placed in a grantor trust maintained by the corporation and may not be accessed by the executive until the executive retires or terminates employment. Dividends remain in the account and are used to buy additional shares, also at a 25% discount.

Grantor Trust Distribution

As a result of accounting rule changes relating to shares held in a grantor trust under deferred compensation plans, the Committee amended the Executive Incentive Plan to eliminate the right of participants to receive future distributions in any form other than Common Stock.
Previously, participants could elect to receive the value of their stock accounts in cash. The right to receive distributions in cash was also removed from two other stock based benefit plans, the Supplemental Retirement and Stock
Funding Plan and the June 8, 1997 Grants. The Committee made these changes to avoid a significant one-time reduction in equity and ongoing significant impacts to earnings upon appreciation of the price of the corporation's Common Stock that would otherwise have resulted from the accounting rule changes.

As inducement to participants to agree to the plan changes, shares of stock accumulated under the plans, less the number of shares needed to satisfy federal, state, and local income and social security tax obligations, were distributed to participants who consented to the plan amendments. Options to purchase a number of shares equal to the number of shares withheld for tax purposes were granted to consenting participants. The options were priced at the mean of the high and low trading prices on October 14, 1998, the date of the distribution. The
Committee concluded that these option grants would partially compensate participants for the loss of the opportunity to benefit from stock price increases over time on the shares that were withheld for tax purposes and for the loss of the tax deferred nature of the incentive compensation the participants had elected to defer but which became taxable to the participants as a result of the October 14, 1998 distribution.

Chief Executive Officer Compensation


The performance and contributions of Chairman and Chief
Executive Officer Jeffery T. Grade were reviewed at length by the Committee at its October, 1997 meeting. Recognizing the continued and significant contributions Mr. Grade has made on behalf of the corporation and shareholders, Mr.
Grade's base pay was increased at the October, 1997 meeting from $660,000 per year to $700,008, an increase of 6.1%.
Based on outside survey data, Mr. Grade's base salary is slightly above the 50th percentile for comparable companies, the 50th percentile being the Committee's stated compensation benchmark. The Committee believes that Mr.
Grade's salary is in line with that paid to Chief Executive
Officers of comparable companies and is appropriate for the size of the corporation and his scope of responsibilities.
In light of the difficult financial challenges facing the corporation at the end of fiscal 1998, Mr. Grade requested that he receive no increase in base pay for fiscal 1999.

As a result of financial losses incurred by the Corporation in fiscal 1998, Mr. Grade did not receive any incentive compensation for fiscal 1998 and positive amounts "banked" from prior years were forfeited.

The total cash compensation earned by Mr. Grade in 1998 was $700,008.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of the compensation paid in a taxable year by a publicly held corporation to the Chief
Executive Officer and any other executive officer whose compensation is required to be reported in the Summary
Compensation Table. However, qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. It continues to be the Committee's intent to take the necessary steps to satisfy these conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.

In Summary

The Committee believes that the compensation paid to senior executives is in line with performance and is comparable to that being paid in similar corporations.

Respectfully,

Harry L. Davis (Chair)
Donna M. Alvarado
Larry D. Brady
John D. Correnti
Robert M. Gerrity

PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on the corporation's Common Stock over the last five fiscal years as compared to the returns of the Standard &
Poor's 500 Stock Index and the Dow Jones Heavy Machinery
Index.  The Heavy Machinery subgroup consists of AGCO
Corporation, Case Corporation, Caterpillar Inc., Deere &
Co., and Harnischfeger Industries, Inc. AGCO Corporation and Case Corporation were added to the Heavy Machinery subgroup on July 1, 1996 while Clark Equipment, Indresco,
Inc., Manitowoc Co. and Nacco Industries were removed from the subgroup. Case Corporation began trading on June 24, 1996. The graph assumes $100 was invested on October 31, 1993 in (a) the corporation's Common Stock, (b) the
Standard & Poor's 500 Stock Index, and (c) the Heavy
Machinery Index, and assumes reinvestment of dividends.

               10/31/93  10/31/94  10/31/95  10/31/96  10/31/97  10/31/98
               --------  --------  --------  --------  --------  --------

S&P 500          100       104       131       163       215       259
Machinery Group  100       117       127       164       223       158
Harnischfeger    100       115       147       188       187        46

                                    Machinery Group = AG, CSE, CAT, DE, HPH

               PENSION PLAN TABLE

The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under the corporation's defined benefit pension plan (and excess benefit arrangements defined below) at the indicated remuneration levels.

Remuneration covered by the plan includes the following amounts reported in the Summary Compensation Table: salary and bonus (including the cash value of bonuses forgone for stock under the Executive Incentive Plan). "Banked" bonuses are not included.

The years of service credited for each of the executive officers named in the Summary Compensation Table are:
Jeffery T. Grade, 30 years; John Nils Hanson, 9 years;
Francis M. Corby, Jr., 18 years; Mark E. Readinger, 4 years; and James A. Chokey, 16 years.

Benefits are based both upon credited years of service with the corporation or its subsidiaries and the highest consecutive five year average annual salary and incentive compensation during the last ten calendar years of service.
Estimated benefits under the retirement plan are subject to the provisions of the Internal Revenue Code which limit the annual benefits which may be paid from a tax qualified retirement plan. Amounts in excess of such limitations will either be paid from the general funds of the corporation or funded with Common Stock under the terms of the Supplemental Retirement and Stock Funding Plan. The estimated benefits in the table do not reflect offsets under the plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security benefit.



                                         Years of Service
               -----------------------------------------------------------------

Remuneration            10          15          20          25        30        35

               -----------------------------------------------------------------

$   400,000         $  60,000    $ 90,000    $120,000    $150,000  $180,000  $210,000
    500,000            75,000     112,500     150,000     187,500   225,000   262,500
    600,000            90,000     135,000     180,000     225,000   270,000   315,000
    700,000           105,000     157,500     210,000     262,500   315,000   367,500
    800,000           120,000     180,000     240,000     300,000   360,000   420,000
    900,000           135,000     202,500     270,000     337,500   405,000   472,500
  1,000,000            150,000    225,000     300,000     375,000   450,000   525,000
  1,100,000           165,000     247,500     330,000     412,500   495,000   577,500


OPTION GRANTS

The following table shows information about stock option grants during the last fiscal year to the five executive officers named in the Summary Compensation Table. Options granted to the named executive officers in 1998 equal the number of shares withheld for tax purposes in connection with the distribution in 1998 of shares from the corporation's grantor trust as a result of accounting rule changes in 1998.

--------------------------------------------------------------------------------------------

               OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)
                         Individual Grants
---------------------------------------------------------------------------------------------

                      Number of        Percent
                     Securities        of Total
                     Underlying        Options/
Name                Options/SARs     SARs Granted    Exercise or                      Grant Date
                      Granted        to Employees     Base Price      Expiration       Present
                        (#)          in Fiscal Year     ($/sh)         Date (2)     Value (($)(3)

Jeffery T. Grade       261,863          23.1%          $6.85          Oct. 14, 2008   $437,311
John Nils Hanson        12,616           1.1%          $6.85          Oct. 14, 2008    $21,069
Francis M. Corby, Jr.  131,660          11.6%          $6.85          Oct. 14, 2008   $219,872
Mark E. Readinger         --              --             --                --            --
James A. Chokey          6,004           0.5%          $6.85          Oct. 14, 2008    $10,027
----------------------------------------------------------------------------------------------


Notes

(1)  No Stock Appreciation Rights (SARs) were granted.

(2)  Options became exercisable on the date of grant
     (October 14, 1998) and, unless earlier terminated, expire ten years from the date of grant.

(3) Grant date present values were determined using the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values are based on assumed volatility of 30.45%, risk-free rate of return of 4.60%, dividend yield of 5.84% and ten year option expiration. No adjustments have been made for non-transferability or risk of forfeiture.

OPTION EXERCISES AND
FISCAL YEAR-END VALUES

The following table shows information with respect to the five executive officers named in the Summary Compensation
Table concerning the number of shares acquired on exercise of options, the value realized and the number and value of options outstanding at the end of the last fiscal year.




                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              AND FY-END OPTION/SAR VALUES (1)


                                             Number of Securities         Value of Unexercised
                                            Underlying Unexercised       in-the-Money Options/
                                                Options/SARS at              SARs at Fiscal Year-
                   Shares                    Fiscal Year End (#)                End($)(3)
                  Acquired
                     on        Value
                  Exercise    Realized
Name                 (#)       ($)(2)    Exercisable    Unexercisable   Exercisable Unexercisable

Jeffery T. Grade      -          -         327,863         29,750         $677,571      -

John Nils Hanson      -          -          53,807(4)      22,000          $32,644      -

Francis M. Corby, Jr. -          -         197,910         18,250         $340,670      -

Mark E. Readinger     -          -          16,745         10,498             -         -

James A. Chokey       -          -          10,004          2,500          $15,535      -



Notes

(1)  No Stock Appreciation Rights (SARs) are outstanding.

(2) Based on the market value of the stock on the date of exercise less the exercise price and withholding tax paid by the recipient.

(3)  Based on the closing price of the corporation's Common
     Stock on the New York Stock Exchange at the end of the fiscal year of $9.4375

(4)  Includes 6,191 options under the Joy Technologies Inc.
     Stock Option Plan (the "Joy Option Plan"). As a consequence of the merger of the corporation and Joy
     Technologies Inc. in November, 1994, all options that had been granted under the Joy Option Plan to any Joy
     Technologies Inc. employees were converted into options to purchase the corporation's Common Stock.

LONG-TERM INCENTIVE
COMPENSATION


The corporation provides long-term incentive compensation opportunities to its executives through the Long-Term
Compensation Plan for Key Executives and the "Banked Bonus" feature of the EVA Bonus Program.

Long-Term Compensation Plan for Key Executives

In 1997, the Board of Directors adopted a long-term compensation plan for eleven of its key executives under which up to an aggregate of 1,200,000 shares of Common
Stock, plus a number of shares reflecting the reinvestment of dividends from September 8, 1997, may be awarded. Under the plan, the officers forgo annual stock option grants during the life of the plan.

The plan was modified in 1998 to change the performance measure in the plan from the price of the corporation's Common Stock to "total business return" measured over a three-year period. Ten percent of plan awards would be earned if total business return, calculated as net operating profit after tax (NOPAT) plus the net change in the value of the business (the amount by which the change in NOPAT divided by the cost of capital exceeds the change in capital), equals $388 million, 25% if it equals $520 million and 100% if it equals $1,179 million during the three years of the plan beginning November 1, 1998.


"Banked Bonus"

As described in the Human Resources Committee Report on Executive Compensation, incentive compensation for senior executives is based on the concept of Economic Value Added ("EVA"). The EVA method of calculating incentive compensation has a "Bonus Bank" feature which is designed to ensure that EVA improvements are sustained over a period of years. The bonus paid to an executive for any fiscal year is equal to the earned bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the bonus earned, if any, in excess of 125% of the target bonus. Two-thirds of any bonus earned in excess of 125% of the target bonus is credited to the Bonus Bank for possible future payment to the executive or forfeiture under the terms of the EVA program. A Bonus Bank account is at risk in the sense that in any year during which the earned bonus is negative, the negative bonus amount is subtracted from the Bonus Bank balance. The executive is not expected to otherwise repay negative balances in the Bonus Bank.

For those executives who have elected to defer their cash bonuses by converting such bonuses into Common Stock under the terms of the Executive Incentive Plan, the "banked" portion of any bonus is converted into Common Stock on the same terms as the "unbanked" portion of the bonus. Because no bonuses were awarded for fiscal 1998, no amounts were added to the Bonus Bank in 1998.

OTHER INFORMATION

Auditors

The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending October 31, 1999. PricewaterhouseCoopers has served the corporation as auditors since 1925. A representative of PricewaterhouseCoopers is expected to be present at the 1999 annual meeting and to have the opportunity to make a statement and answer questions that may be asked by stockholders.

Additional Matters

The Board of Directors is not aware of any other matters that will be presented for action at the 1999 annual meeting. Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

Submission of Stockholder Proposals

All stockholder proposals to be presented at the 2000 annual meeting must be received by the corporation not later than September 22, 1999 in order to be considered for inclusion in the corporation's proxy statement and proxy for that meeting under SEC Rule 14a-8. In addition, the corporation's bylaws require that stockholder proposals must be received by the corporation not less than 90 days before the meeting in order to be submitted at the meeting.

Cost of Proxy Solicitation

The corporation will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board. In addition to using mail services, officers and other employees may solicit proxies in person and by telephone. The corporation has retained Kissell-Blake, Inc., a professional proxy solicitation firm, and will pay such firm its customary fee, which is anticipated to be approximately $6,000, plus expenses, to solicit proxies from banks, brokers and other nominees having shares registered in their names which are beneficially owned by others.


Section 16(a) Beneficial Ownership
Reporting Compliance


Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the corporation during the last fiscal year and Forms 5 and amendments thereto furnished to the corporation with respect to the last fiscal year, the corporation is not aware that any director, officer or beneficial owner of more than 10% of the corporation's
Common Stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the last fiscal year.

                    By order of the Board of Directors

                    JAMES A. CHOKEY
                    Secretary


January 20, 1999



                                   PROXY

                           HARNISCHFEGER INDUSTRIES, INC.

                ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 23, 1999

             This Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Francis M. Corby, Jr. and James A. Chokey, and each of them, proxies, with power of substitution, to vote the shares of stock of Harnischfeger Industries,
Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Harnischfeger Industries, Inc. allocated to the account(s) of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual
Meeting of Stockholders to be held on February 23, 1999 at 8:00 a.m., CST, at the Sheraton El
Conquistador, 10000 N. Oracle Road, Tucson, Arizona, 85737, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS
SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN
PROPOSAL 1 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN
ACCORDANCE WITH THEIR JUDGEMENT ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

/SEE REVERSE      (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)       /SEE REVERSE
    SIDE/                                                                     SIDE/


/ X /    Please mark
         votes as in
         this example


The Board of Directors recommends a vote FOR Proposal1.

1.   To elect four directors to    2.   To transact such other business as may properly
     serve for terms of three years.    come before the Annual Meeting and any adjournment
                                        or postponement thereof.
     Nominees: Robert M. Gerrity,
               Jeffery T. Grade,
               L. Donald LaTorre and
               Leonard E. Redon

     /  / FOR       /  / WITHHELD
          ALL            FROM ALL
          NOMINEES       NOMINEES
                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

     / /
          ---------------------------   MARK HERE IF YOU PLAN TO ATTEND THE MEETING   / /
          For all nominees except as
          noted on theline above.

                                        STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND
                                        RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
                                        PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
                                        THE UNITED STATES.

                                        Please sign exactly as your name appears.  If acting
                                        as attorney, executor, trustee or in representative
                                        capacity, sign name and title.


Signature(s):                  Date:        Signature(s):                    Date:
               ----------------       -------               -------------------        -------
